Exhibit 5.1

[LETTERHEAD OF BREYER & ASSOCIATES PC]

May 27, 2010

Board of Directors

Heritage Financial Corporation

201 Fifth Avenue S.W.

Olympia, Washington 98501

Re: Heritage Financial Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Heritage Financial Corporation, a Washington corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate offering price of up to $100,000,000: (i) common stock, no par value per share (the “Common Stock”); (ii) preferred stock, no par value per share (the “Preferred Stock”); and (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”). The Common Stock, the Preferred Stock and the Warrants are collectively referred to as the “Securities.”

In our capacity as special counsel to the Company in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement; (iv) each person signing the applicable

Board of Directors

Heritage Financial Corporation

May 27, 2010

transaction documents will have the legal capacity and authority to do so; (v) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed herein as to the legal validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Securities are specifically qualified to the extent that the legal validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors’ rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Board of Directors

Heritage Financial Corporation

May 27, 2010

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. Except as indicated in the next two sentences, the opinions expressed herein are limited solely to matters involving the application of the Business Corporation Act of the State of Washington, and we express no opinion with respect to the laws of any other jurisdiction. We are members of the Bar of the District of Columbia. To the extent that the laws of any other jurisdiction govern the legal validity, binding effect and enforceability of any obligation of the Company as to which we opine herein, we have assumed that the laws of such other jurisdiction do not differ, in any respect material to such opinion, from the laws of the District of Columbia as currently in effect and the judicial and administrative interpretations thereof. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to any shares of Common Stock to be issued, when: (a) the Company’s Board of Directors (the “Board”) has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (c) if such shares are to be issued in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered; and (d) such shares have been issued and sold either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and

Board of Directors

Heritage Financial Corporation

May 27, 2010

establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of articles of amendment for such Preferred Stock duly filed with the Secretary of State of the State of Washington; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) if such shares are to be issued in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered; and (e) such shares have been issued and sold either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Warrants to be issued, when (a) an agreement for the Warrants that has been approved by the Board (“Warrant Agreement”) has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Warrants and their underlying Securities, the terms of the offering thereof and related matters, including, in the case of Warrants to purchase Preferred Stock, the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock, which resolutions have been included as part of articles of amendment for such Preferred Stock duly filed with the Secretary of State of the State of Washington; (c) the terms of the Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Board of Directors

Heritage Financial Corporation

May 27, 2010

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BREYER & ASSOCIATES PC